Exhibit 3.16

AMENDED AND RESTATED BYLAWS OF

WORK AREA PROTECTION CORP.

ARTICLE I — OFFICES

1.                                       The registered office of the Work Area Protection Corp. (the “Corporation”) shall be at 208 S. LaSalle St., Chicago, Illinois 60604, and the name of the registered agent in charge thereof is C.T. Corporation System.

2.                                       The corporation may also have offices at such other places as the Board of Directors of the Corporation (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II — SEAL

1.                                       The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Illinois”.

ARTICLE III — SHAREHOLDERS MEETING

1.                                       Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of Illinois, as may from time to time be selected.

2.                                       Unless otherwise designated by the Board, the annual meeting of the shareholders shall be held once each year on such date and at such time as may be determined by the Board; provided that such date shall not be more than thirteen months from the last annual meeting of shareholders of the Corporation.  At the annual meeting, the shareholders, voting as provided in the certificate of incorporation, shall elect directors to the Board, and shall transact such other business as may properly come before them.

3.                                       Special meetings of the shareholders may be called by the President, by the Board, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called or by such other officers as the Board may designate from time to time.

4.                                       The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders.  The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected.  If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

5.                                       Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy.  Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

6.                                       Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

7.                                       Written notice of each meeting of shareholders shall be sent to shareholders of record on the record date for such meeting and shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice may be written or electronic and shall be given either personally, by fax, by electronic mail, by express delivery or by mail to each shareholder entitled to vote at such meeting, not more than sixty days before the date of the meeting and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not more than twenty days immediately preceding such meeting.  If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if such shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to such shareholder at such other address.  If transmitted electronically, such notice is given when directed to the shareholder’s electronic email address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions.  Notice of any adjourned meeting of shareholders shall be given to all shareholders who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other shareholders.

8.                                       At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.  Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

9.                                       The officer or agent having charge of the transfer book for shares of a corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder and copying at the shareholder’s expense at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

ARTICLE IV — DIRECTORS

1.                                       The business of this corporation shall be managed by its Board.  Directors need not be residents of this state or shareholders of the corporation.  The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

2.                                       The Board shall, upon adoption of these bylaws, consist of five directors, which number may be modified by decision of the Board from time to time by resolution of a majority of the full Board.  No decrease shall shorten the term of any incumbent director.  Directors shall be at least 18 years of age and need not be shareholders.  At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

3.                                       In addition to the powers and authorities by these bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

4.                                       Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

5.                                       Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine.  A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

6.                                       Special meetings of the Board shall be held upon notice to the directors and may be called by the President, the Secretary or any director upon 24-hour notice to each director, written or electronic, either personally, by fax, by electronic mail, by express delivery, by telephone or by mail.

7.                                       The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board.  The Chairman of the Board shall preside at the annual meeting of shareholders and at all meetings of the Board.  In addition to any specific powers conferred by these bylaws, the Chairman of the Board shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

8.                                       A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.  Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.

9.                                       Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, even if less than a quorum exists, unless otherwise provided in the certificate of incorporation or applicable law.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation.  A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor and until his successor has been elected and qualified.

10.                                 The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors.  Each such committee shall serve at the pleasure of the Board in all acts except those prohibited by law.  The Board shall make such regulations as it deems advisable with respect to the membership, authority and procedures of such committee; provided, however, that in no event shall a committee have power to amend these bylaws.

ARTICLE V— OFFICERS

1.                                       The executive officers of the corporation shall be chosen by the directors and may be a Chairman of the Board, President, Secretary and Treasurer.  The Board may also choose vice-presidents, and such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have authority and shall perform such duties from time to time as shall be prescribed by the Board.  It shall not be necessary for the officers to be directors.

2.                                       Any two or more offices may be held by the same person.  The compensation of all officers shall be fixed by the Board.

3.                                       All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of shareholders or until their successor has been appointed or elected or until their prior resignation or removal.  Any officer elected or appointed by the Board may be removed by the Board with or without cause.  In the event of the death, resignation or removal of an officer, the Board in its discretion, may elect or appoint a successor to fill the unexpired term.

4.                                       The Chief Executive officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board.  The Chief Executive Officer may also serve as President

5.                                       In the absence of the Chairman, the President may preside at meetings of the Board and at the annual meeting of shareholders.  The President shall have general executive powers, and, in addition to any specific powers conferred by these bylaws, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board or the Chief Executive Officer.  The President may also be Chief Executive Officer of the Corporation.  In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer.

6.                                       Each Vice President shall have such powers and shall perform such duties as may be specified in these bylaws or prescribed by the Board or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board

7.                                       The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board, shall give proper notice of meetings of shareholders and the Board, and shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

8.                                       During the absence or disability of the Secretary, the assistant-secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary

9.                                       The Treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board.  The Treasurer shall keep accurate accounts of all monies of the Corporation received or disbursed.  He shall deposit all monies, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositaries as the Board shall from time to time designate.  He shall have power to endorse for deposit all notes, checks and drafts received by the Corporation.  He shall disburse the funds of the Corporation in the manner prescribed by the Board, making proper vouchers therefore.  He shall render to the Chief Executive Officer, President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the President.

10.                                 During the absence or disability of the Treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

ARTICLE VI— BOOK AND ACCOUNTS

1.                                       The corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders and Board; and shall keep at its registered office or principal place of business in this state, or at the office of a transfer agent or registrar in this state, a record of its shareholders, giving the names and addresses of all shareholders and number and class of the shares held by each.  Any person who shall have been a shareholder of record or the holder of a voting trust certificate for at least six months immediately preceding his demand or who shall be the holder of record of at least five per cent of all the outstanding shares of the corporation, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes and record of shareholders and to make extracts therefrom.  A record of shareholders certified by an officer or transfer agent shall be competent evidence in all courts of this state.  Any officer, or agent, or a corporation which shall refuse to allow any such shareholder or such holder of a voting trust certificate, or his agent or attorney, so to examine and make extracts from its books and records of account, minutes, and records of shareholders, for any proper purpose, shall be liable to such shareholder or such holder of a voting trust certificate, in a penalty of ten percent of the value of the shares owned by such shareholder or ten percent of the value of the beneficial interest owned by such voting trust certificate holder, in addition to any other damages or remedy afforded him by law.  It shall be a defense to any action for penalties under this section that the person suing therefore has within two years sold or offered for sale any list of shareholders of such corporation or any other corporation or has aided or abetted any person in procuring any list of shareholders or any such purpose, or has improperly used any information secured through any prior examination of the books and records of account, or minutes, or record of shareholders of such corporation or any other corporation.

2.                                       Upon written request of any shareholder of the corporation, the corporation shall mail to such shareholder within fourteen days after receipt of such request a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year; provided that if such request is received by the corporation before such financial statements are available, the corporation shall mail such financial statements within fourteen days after they become available, but in any event within 120 days after the close of its latest fiscal year.

ARTICLE VII — SHARE CERTIFICATES, DIVIDENDS, ETC.

1.                                       The issued shares of a corporation shall be represented by certificates or shall be uncertificated shares. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued.  They shall bear the corporate seal and shall be signed to the Chairman of the Board and the Secretary.

2.                                       Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by a person named in the certificate or by attorney, lawfully constituted in writing.  No transfer shall be made which is inconsistent with law.

3.                                       The Board may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

4.                                       For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty days.  If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at lease ten days, or in the case of a merger or consolidation at least twenty days, immediately preceding such meeting.  In lieu of closing the share transfer books, the Board may fix in advance a date as the record date for any such determination of shareholder as provided by applicable law.

5.                                       In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board may prescribe.

6.                                       The Board may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by applicable law and the Articles of Incorporation.

7.                                       Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VIII — INDEMNIFICATION

1.                                       The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

2.                                       The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

3.                                       To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

4.                                       Any indemnification under subsections (1) and (2) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (a) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, designated by a majority vote of the directors, (c) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

5.                                       Expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorney’s fees) incurred by former directors and officers or other employees may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

6.                                       The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.                                       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

8.                                       If a corporation indemnifies or advances expenses to a director or officer under subsection (2) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

ARTICLE IX— INDEMNIFICATION OF EMPLOYEES AND AGENTS

1.                                       The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in Article VIII to directors and officers of the Corporation.

ARTICLE X— MISCELLANEOUS PROVISIONS

1.                                       All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

2.                                       The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

3.                                       Whenever written notice is required to be given to any person, it may be given to such person, may be written or electronic and shall be given either personally, by fax, by electronic mail, by express delivery or by mail, expenses prepaid, to his or her address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice.  If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.  Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or shareholders, the general nature of the business to be transacted.

4.                                       Whenever any notice whatever is required to be given under the provisions of this Act or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

5.                                       Members of the Board of any committee of the Board may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided that a majority of such members consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records.  Participation in such a meeting shall constitute attendance and presence in person at a meeting of the person or persons so participating.

6.                                       Except as otherwise provided in the Articles or these bylaws, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

7.                                       Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE XI — ANNUAL STATEMENT

1.                                       The President and Board shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year.  Such statement shall be prepared and presented in whatever amount the Board shall deem advisable and need not be verified by a certified public accountant.

ARTICLE XII — AMENDMENTS

1.                                       The power to make, alter, amend, or repeal these bylaws shall be vested in the Board.